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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        INTERUNION FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


               DELAWARE                                 87-0520294
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE UPON THE FILING OF FORM 8-A WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.



Securities Act registration statement
file number to which this form relates:               000-28638
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Securities to be registered pursuant to Section 12(g) of the Act:

                             CLASS A PREFERRED STOCK
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                                (Title of Class)


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered are 1,500,000 (One Million Five Hundred Thousand) shares of Class A preferred stock at $ .10 par value.

         The Class A preferred stock is voting stock, each share of stock having 100 votes.

         In any given fiscal year in which the directors of the Company shall declare a dividend, the holder(s) of Class A preferred stock shall be entitled to a fixed yearly dividend in the percentage amount as fixed and declared by the directors.

         If a dividend is declared, the holder(s) of the Class A preferred stock shall receive payment before any dividend shall be paid or allocated to the holders of the common stock.
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         Dividends in respect to the Class A preferred stock shall be non-cumulative and shall be non-participating.

         In the case of the dissolution or liquidation of the Company, the holder(s) of Class A preferred stock shall be entitled full payment of the par value of the shares before any amount shall be paid to the holders of the common stock or the holders of Class B and Class C preferred stock.

ITEM 2.  EXHIBITS

         None.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERUNION FINANCIAL CORPORATION


Date:       August 10, 1999
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By:     /s/ Georges Benarroch
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      Georges Benarroch, President